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                                                                       EXHIBIT 1

Pursuant to Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Cell Therapeutics, Inc. or any subsequent acquisitions or dispositions of equity securities of Cell Therapeutics, Inc. by any of the undersigned.

Dated:  October 23, 2006

                                     NOVARTIS AG

                                     By: /s/ Peter Rupprecht
                                         ---------------------------------------
                                         Name: Peter Rupprecht
                                         Title: Authorized Signatory

                                     By: /s/ Jorg Walther
                                         ---------------------------------------
                                         Name: Jorg Walther
                                         Title: Authorized Signatory

                                     NOVARTIS PHARMA AG

                                     By: /s/ Joseph E. Mamie
                                         ---------------------------------------
                                         Name:  Joseph E. Mamie
                                         Title:  Head Operational Treasury

                                     By: /s/ Matthias S. Runge
                                         ---------------------------------------
                                         Name: Dr. Matthias S. Runge
                                         Title: Head Legal Pharma Ophthalmics
                                                & Oncology Region Europe